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                                                                    EXHIBIT 4.20



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                               REFUNDING AMENDMENT
                          dated as of October 26, 2001
                                       to
                             INTERCREDITOR AGREEMENT
                           dated as of October 4, 2001

                                      among

               STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                              NATIONAL ASSOCIATION,
                  as Trustee of the following existing Trusts:
                 American Airlines Pass Through Trust 2001-2A-1,
                 American Airlines Pass Through Trust 2001-2A-2,
                  American Airlines Pass Through Trust 2001-2B
                  American Airlines Pass Through Trust 2001-2C
                                       and
                  American Airlines Pass Through Trust 2001-2D
                                       and
                         as Trustee of the newly formed
                  American Airlines Pass Through Trust 2001-2C

              WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH
                           Class C Liquidity Provider

                                       and

               STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                              NATIONAL ASSOCIATION,
                             as Subordination Agent

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                 REFUNDING AMENDMENT TO INTERCREDITOR AGREEMENT

      This REFUNDING AMENDMENT TO INTERCREDITOR AGREEMENT dated as of October 26, 2001 (this "Refunding Amendment") among STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity but solely
(i) as Trustee of each of the following existing Trusts: Class A-1 Trust, Class A-2 Trust, Class B Trust, Class C Trust and Class D Trust and (ii) as trustee of the New Class C Trust, WESTDEUTSCHE LANDESBANK GIROZENTRALE, acting through its New York Branch, as Liquidity Provider for the New Class C Trust, and STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity but solely as Subordination Agent.

      WHEREAS, as contemplated by Exhibit A to the Intercreditor Agreement, American has, among other things:

      (i) exercised its option to prepay on October 26, 2001 the original Series C Equipment Notes;
      (ii)  issued new Series C Equipment Notes;
      (iii) entered into a Trust Supplement providing for the issuance of new Class C Certificates; and
      (iv) arranged for WestLB to be the Liquidity Provider for the new Class C Trust;

      WHEREAS, the parties are entering into this Refunding Amendment to comply with paragraph 8 of Exhibit A to the Intercreditor Agreement and Section 8.01(d) of the Intercreditor Agreement to substitute as a party to the Intercreditor Agreement the Class C Trustee of the New Class C Trust for the Class C Trustee of the Original Class C Trust and to make other Permitted Refunding Changes (as defined in such Exhibit A);

      NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the parties agree as follows:

      SECTION 1 Definitions

      (a) Except as otherwise defined herein, terms used in this Refunding Amendment have the meaning defined in the Intercreditor Agreement as amended hereby.

      (b) Section 1.01 of the Intercreditor Agreement is amended by adding the following new definitions:

      "Class C Placement Agents" means the placement agents listed as such in the Placement Agreement dated October 17, 2001 with American relating to the purchase of the Class C Certificates.

      "Class C Refunding Agreement" means the Refunding Agreement dated as of the Class C Refunding Date among American, the Class A-1 Trustee, the Class A-2 Trustee, the Class B Trustee, the Trustee of the Original Class C Trust, the Trustee of the New Class C Trust,
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the Class D Trustee, the Subordination Agent, the Loan Trustee under each
Indenture and State Street Bank and Trust Company of Connecticut in its individual capacity.

      "Class C Refunding Date" means October 26, 2001.

      "New Class C Trust" means the American Airlines Pass Through Trust 2001-2C created and administered pursuant to the Basic Agreement and the Trust Supplement No. 2001-2C thereto dated as of the Class C Refunding Date.

      "Original Class C Trust" means the American Airlines Pass Through Trust 2001-2C created and administered pursuant to the Basic Agreement and the Trust Supplement No. 2001-2C thereto dated as of October 4, 2001.

      (c) the following definitions contained in Section 1.01 of the Intercreditor Agreement are amended to read as follows:

      "Class C Liquidity Facility" means the Revolving Credit Agreement, dated as of the Class C Refunding Date, between the Subordination Agent, as agent and trustee for the Class C Trustee, and WestLB, and, from and after the replacement of such agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

      "Class C Trust Agreement" means the Basic Agreement, as supplemented by Trust Supplement No. 2001-2C thereto, dated as of the Class C Refunding Date, governing the creation and administration of the American Airlines Pass Through Trust 2001-2C and the issuance of the Class C Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

      "Deposit Agreement" means, with respect to any Class, the Deposit Agreement pertaining to such Class, dated as of the date hereof or in respect of the Class C Deposit Agreement dated as of the Class C Refunding Date, between the Escrow Agent and the Depositary, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

      "Escrow and Paying Agent Agreement" means, with respect to (i) any Class (other than Class C or Class D), the Escrow and Paying Agent Agreement pertaining to such Class, dated as of date hereof, among the Escrow Agent, the Placement Agents, the Trustee for such Class and the Paying Agent, (ii) Class D, the Escrow and Paying Agent Agreement pertaining to such Class, dated as of the date hereof, among the Escrow Agent, the initial holder of the Certificates of such Class, the Class D Trustee and the Paying Agent, and (iii) Class C, the Escrow and Paying Agent Agreement pertaining to such Class dated as of the Class C Refunding Date among the Escrow Agent, the Class C Placement Agents, the Class C Trustee and the Paying Agent, in each case, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms thereof.

      "Fee Letter" means collectively the Fee Letters among WestLB, the Subordination Agent and American with respect to the Liquidity Facilities and any fee letters


                                       2
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entered into among the Subordination Agent, American and any Replacement
Liquidity Provider.

      "Operative Agreements" means this Agreement, the Liquidity Facilities, the Fee Letters, the Indentures, the Trust Agreements, the Note Purchase Agreement, the Participation Agreements, the Class C Refunding Agreement, the Equipment Notes and the Certificates, together with all exhibits and schedules included with any of the foregoing.

      "Registration Rights Agreement" means (i) with respect to the Class A-1, Class A-2 and Class B Certificates, the Registration Rights Agreement, dated as of October 4, 2001, among the Placement Agents, American and the Class A-1 Trustee, Class A-2 Trustee and Class B Trustee and (ii) with respect to the Class C Certificates, the Registration Rights Agreement, dated as of the Class C Refunding Date, among the Class C Placement Agents, American and the Class C Trustee.

      "Stated Interest Rate" means (i) with respect to the Class A-1 Certificates, 6.978% per annum, (ii) with respect to the Class A-2 Certificates, 7.858% per annum, (iii) with respect to the Class B Certificates, 8.608% per annum, (iv) with respect to the Class C Certificates, 7.800% per annum and (v) with respect to the Class D Certificates 8.578% per annum, plus in the case of the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates and Class C Certificates an additional margin of 0.50% for any period required by the Registration Rights Agreement for the corresponding Certificates.

      SECTION 2 Substitution of Equipment Notes

      (a) The Subordination Agent acknowledges receipt of prepayment in full of the principal and accrued interest on the original Series C Equipment Notes. The amount of such prepayment shall be distributed on the Class C Refunding Date to the Trustee of the Original Class C Trust without any requirement of notice notwithstanding Section 2.04(a) of the Intercreditor Agreement. The Subordination Agent shall surrender to the related Loan Trustee for cancellation each of the original Series C Equipment Notes so prepaid.

      (b) The Subordination Agent acknowledges receipt of the new Series C Equipment Notes issued on the Class C Refunding Date. On and after the Class C Refunding Date all references in the Intercreditor Agreement to Series C Equipment Notes shall be deemed to be references to Series C Equipment Notes issued on or after the Class C Refunding Date.

      SECTION 3 Substitution of Class C Trust

      On and after the Class C Refunding Date the Class C Trustee of the New Class C Trust is substituted for, and shall have all the rights and obligations of, the Class C Trustee of the Original Class C Trust and the Class C Trustee of the Original Class C Trust shall be relieved of all further rights and obligations under the Intercreditor Agreement.

      SECTION 4 Miscellaneous

      (a) This Refunding Amendment may be executed in any number of counterparts (and each party shall not be required to execute the same counterpart). Each counterpart of this


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Refunding Amendment including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Refunding Amendment, but all of such counterparts together constitute one instrument.

      (b) THIS REFUNDING AMENDMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


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      IN WITNESS WHEREOF, the parties hereto have caused this Refunding
Amendment to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

                                 STATE STREET BANK AND TRUST
                                 COMPANY OF CONNECTICUT,
                                 NATIONAL ASSOCIATION, as
                                 Trustee for each of Class A-1
                                 Trust Class A-2 Trust Class B
                                 Trust Original Class C Trust
                                 New Class C Trust and Class D
                                 Trust


                                 By:_______________________________________
                                     Name:
                                     Title:


                                 WESTDEUTSCHE LANDESBANK
                                 GIROZENTRALE, New York Branch,
                                 as Class C Liquidity Provider


                                 By:_______________________________________
                                     Name:
                                     Title:


                                 By:_______________________________________
                                     Name:
                                     Title:


                                 STATE STREET BANK AND TRUST COMPANY
                                 OF CONNECTICUT, NATIONAL ASSOCIATION,
                                 as Subordination Agent


                                 By:_______________________________________
                                     Name:
                                     Title: